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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 1, 2000



                           BIOGAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    33-23489                   58-1832055
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)



                               7213 POTOMAC DRIVE
                               BOISE, IDAHO 83704
                    (Address of Principal Executive Offices)


                                 (208) 376-8500
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective as of January 27, 2000, Biogan International, Inc. (the "Company") entered into a Cooperative Joint Venture Contract (the "Joint Venture Contract") with Hechi Industrial Co., Ltd., a private mining company organized under the laws of the People's Republic of China ("Hechi"), to provide for the formation of a Chinese cooperative joint venture called Guanghe Metals Co., Ltd. (the "Joint Venture").

         In connection with the formation of the Joint Venture, the Company and Hechi executed an Asset Purchase Agreement on August 1, 2000, which agreement was dated effective as of July 1, 2000 (the "Asset Purchase Agreement"). The Asset Purchase Agreement provides for the acquisition by the Company of certain of the assets and assumption of certain of the liabilities of Hechi in exchange for the issuance to the shareholders of Hechi, consisting of approximately 300 individuals, of an aggregate of 31,300 shares of Series A Convertible Preferred Stock and 16,800,000 shares of Common Stock of the Company. The assets purchased and liabilities assumed from Hechi consist of a 9% interest in the Gaofeng Mining Co., Ltd., a 70% interest in the Guizhou Louxia Coal Co., Ltd., and all of the assets and liabilities of six operating divisions of Hechi as follows: the Hechi Copper Refinery, the Non-Ferrous Metals Trading Company, the Wuxu Mine, the Transportation Company, the Coal Company, and the Stone Computer Information Company.

        The Asset Purchase Agreement additionally sets forth the intent of the parties that the Board of Directors of the Company be comprised of seven members, three of whom have been proposed by Gilles LaVerdiere, the President and Chief Executive Officer of the Company, and four of whom have been proposed by Hechi. Mr. LaVerdiere and the shareholders of Hechi have agreed to vote their shares of capital stock of the Company for a period of three years in favor of the election of directors to effectuate this composition of the Board.

         On August 1, 2000, the Company filed with the Delaware Secretary of State an Amended Certificate of Designations of Series A Convertible Stock which fixed, altered and amended the rights, preferences, privileges and restrictions relating to the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder at any time after September 30, 2000, into 12,000 shares of the Company's Common Stock. The shares of Series A Convertible Preferred Stock and Common Stock were issued by the Company upon the execution of the Asset Purchase Agreement on August 1, 2000.

         On August 14, 2000, 130,986,710 shares of the Company's Common Stock were issued and outstanding (including 28,800,000 shares of Common Stock currently being held in escrow as security for the Company's obligations under its 8% Secured Convertible Debentures Due 2002), and 31,300 shares of Series A Convertible Preferred Stock were issued and outstanding. As a result of the transactions with Hechi, the recipients of the Company's capital stock in such transactions collectively beneficially own approximately 12.8% of the issued and outstanding shares of Common Stock of the Company as of August 14, 2000 and collectively own 100% of the issued and outstanding shares of Series A Convertible Preferred Stock. On an as-converted basis, such individuals beneficially own approximately 77.5% of the issued and outstanding capital stock of the Company.

         Consequently, the shareholders of Hechi collectively have sufficient voting power to control the outcome of all corporate matters submitted to the vote of the Company's stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of the Company), and mergers and other business combinations involving the Company. In addition, through Hechi's control of the Board of Directors and collective voting power, the shareholders of Hechi may be able to control certain decisions, including decisions with respect to the Company's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power could have the effect of delaying or preventing a change in control of the Company and may affect the market price of the Company's Common Stock.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to the terms of the Asset Purchase Agreement executed on August 1, 2000, the Company acquired, effective as of July 1, 2000, certain of the assets and assumed certain of the liabilities of Hechi consisting of a 9% interest in the Gaofeng Mining Co., Ltd., a 70% interest in the Guizhou Louxia Coal Co., Ltd., and all of the assets and liabilities of six operating divisions of Hechi as follows: the Hechi Copper Refinery, the Non-Ferrous Metals Trading Company, the Wuxu Mine, the Transportation Company, the Coal Company, and the Stone Computer Information Company. All of the assets relate to the mining and refining operations of Hechi.

          Hechi is a private mining company organized under the laws of the People's Republic of China. Hechi engages in the mining, refining and trading of base metal products in the Guangxi Autonomous Region of China. The Company intends to use the acquired assets for the same purposes for which they were used by Hechi.

          The purchase price for the acquisition consisted of the issuance of 31,300 shares of Series A Convertible Preferred Stock of the Company and 16,800,000 shares of Common Stock of the Company. In addition, in accordance with the terms of the Joint Venture Contract and the Asset Purchase Agreement, the Company contributed all of the assets acquired and liabilities assumed from Hechi to the Joint Venture in exchange for a 95% interest in the profits and loss of the Joint Venture, and a 92% interest in the remaining assets of the Joint Venture upon any liquidation or dissolution of the Joint Venture.

         The acquisition is expected to be accounted for using the purchase method of accounting. The purchase price was approximately $80.6 million. The acquisition was funded through use of the Company's Common Stock and Series A Convertible Preferred Stock. In determining the purchase price for Hechi, the Company took into account the value of companies of similar industry and size to Hechi, comparable transactions and the market for such companies generally.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired

              It is impracticable to provide the required financial statements for the acquired business at the time this Form 8-K is filed. The registrant shall file the required financial statements under cover of Form 8-K/A on or before October 15, 2000.

         (b)  Pro Forma Financial Information

              To be provided on or before October 15, 2000.

         (c)  Exhibits

                  2.1 Asset Purchase Agreement dated effective as of July 1, 2000 by and between the Company and Hechi.

                  10.1 Cooperative Joint Venture Contract for Guangxi Metals Co., Ltd. dated January 27, 2000 by and between the Company and Hechi.

                  99.1     Articles of Association of Guangxi Guanghe Metals
                           Co., Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BIOGAN INTERNATIONAL, INC.

 Date:  August 15, 2000                    By: /s/ Gilles LaVerdiere
                                              ----------------------------------
                                              Gilles LaVerdiere, Chief Executive
                                              Officer and President




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                                  Exhibit Index
                                  -------------

Exhibit 2.1 Asset Purchase Agreement dated effective as of July 1, 2000 by and between the Company and Hechi.

Exhibit 10.1 Cooperative Joint Venture Contract for Guangxi Metals Co., Ltd. dated January 27, 2000 by and between the Company and Hechi.

Exhibit 99.1      Articles of Association of Guangxi Guanghe Metals Co., Ltd.